Exhibit 99.1

Rapid Micro Biosystems Concludes Review of Strategic Alternatives

LOWELL, Mass., December 1, 2022 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced that its Board of Directors has concluded its previously announced review of strategic alternatives.

Since August 2022, the Board, in consultation with its legal and financial advisors, has conducted a thorough review of strategic alternatives focused on, among other things, a potential sale, merger or other strategic transaction. Ultimately, no parties submitted binding offers to acquire all outstanding shares of the Company. As a result, the Board determined that the best path to deliver shareholder value is for the Company to continue executing its strategy to enhance its commercial execution and product development programs and expand the market for its Growth Direct system.

"Following a thorough review of strategic alternatives, the Board determined that the continued execution of management’s strategy is the best path forward for the Company and its shareholders,” said Jeffrey Schwartz, Chairperson of the Board of Directors. “The Board is confident that management's execution on the Company’s current strategic initiatives will drive improved performance.”

“Over the last several months, we have taken decisive actions to enhance our commercial execution and right-size our cost structure while also managing our significant cash balance to secure a long cash runway,” said Robert Spignesi, President and CEO. “As a result of these actions, we are able to focus on increasing the efficiency and effectiveness of our sales team to capitalize on our strong sales pipeline and enhance our customer experience. We also continue to invest in an expanding suite of solutions for the Growth Direct platform with products and services such as our recently announced RMBNucleus Mold Alarm. We are confident that we are taking the right steps to drive future growth to increase shareholder value.”

As of the end of the third quarter of 2022, the Company had cash, cash equivalents and investments totaling $150.1 million with no outstanding debt, which the Company expects to provide cash runway at least into 2026.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on Twitter at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding expectations for the Company’s improvements in commercial execution and its product development programs; the Company’s efforts to improve performance and drive shareholder value; the Board of Directors’ potential consideration of additional strategic opportunities; the Company’s efforts to enhance customer interest in and adoption of its Growth Direct platform and improve customers’ experience; and expectations regarding the Company’s uses of capital, expenses and financial results, including the expected cash runway.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of macroeconomic volatility and COVID-19 and its variants on the Company’s business and operations, including further delays in placements and validation of new systems; the Company’s organizational restructuring plan, including a reduction in workforce, may not result in the anticipated savings, could result in total costs and expenses that are greater than expected and could disrupt the Company’s business; the Company’s significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operating results; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; risks related to third-parties; its ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks relation to the exploration of strategic alternatives; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media
Jamie Moser / Lucas Pers
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449